ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement"), is made and effective as of April 7, 2000 by and among **THE NETSURFERS CORPORATION**, a Florida corporation ("Seller"), Seller's sole shareholder, **ROBERT H. BARRON** ("Shareholder"), and **SECURIT-E-DOC, INC.**, a Delaware corporation, and its assigns ("Purchaser").

WHEREAS, Seller is the owner of certain proprietary technology and related intellectual property as more fully described herein known as "Securit-e-Doc" and "SITT." Seller is prepared to sell said assets to Purchaser upon the terms and conditions hereinafter set forth. Purchaser is prepared to purchase from Seller said property upon terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and conditions herein contained, the parties agree as follows:

1. Assets To Be Sold. At Closing (as defined below), Seller agrees to sell, convey, grant, assign, transfer and deliver to Purchaser and Purchaser agrees to purchase and acquire all of Seller's right, title and interest in and to the assets described below (collectively the "Assets"):

1.1 Securit-e-Doc Software. All source codes, object codes, manuals and other documentation and materials (whether or not written form) and all versions thereof with respect to the software known as "Securit-e-Doc," and all rights in any and all derivative works based thereupon.

1.2 SITT Proprietary Technology. All source codes, object codes, manuals and other documentation and materials (whether or not written form) and all versions thereof with respect to the proprietary technology known as "Secure Information Transport Technology," or "SITT," and all rights in any and all derivative works based thereupon.

1.3 Intellectual Property All Intellectual Property (as defined below) associated with the Securit-e-Doc and SITT proprietary technology. For the purposes hereof, the term "Intellectual Property" shall mean all trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, trade names, know how, patents, patent applications, trade secrets, formulae, designs and drawings, slogans, processes, operating rights, data bases and compilations, and licenses (including licenses for the use of any computer software programs, and other similar intangible property and rights related to the Securit-e-Doc and SITT proprietary technology.

2. Liabilities. The parties expressly agree that Purchaser shall not assume or otherwise become liable for any obligations or liabilities of Seller, or any and all liabilities of Seller to Shareholder.

3. Purchase Price. The purchase price (the "Purchase Price") for the Assets being acquired hereunder shall be $500,000 paid to the Seller by Purchaser in the form of a promissory note, the terms and conditions of which are set forth in Exhibit "A" attached hereto ("Promissory Note").

4. Representations and Warranties By Seller and Shareholder. Seller and Shareholder, jointly and severally, represent and warrant to Purchaser the matters set forth in the following paragraphs of this Section 4.

4.1 Organization of Seller. Seller is a corporation duly organized and existing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Shareholder owns 100% of the issued and outstanding capital stock of the Seller and there are no options, warrants or other rights to acquire shares of capital stock of Seller.

4.2 Authority; Enforceability. All corporate action necessary to approve the execution of this Agreement and the closing of the sale covered by this Agreement by Seller has been or will be taken by Seller's board of directors and Shareholder prior to Closing. Shareholder is an individual residing in the State of Florida with the requisite competence and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and Shareholder and constitutes the legal, valid and binding obligations of each of them enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

4.3 No Conflicts. The execution and consummation of this Agreement will not conflict with the Articles of Incorporation or bylaws of Seller, nor violate or result in a default under any law, rule, resolution, document, agreement or order of any court, governmental agency or other person or entity under which Seller, Shareholder or the Assets are bound or subject to. No consent or approval of or notice to or other action by any governmental body or agency or any other person or party is required in connection with the execution and delivery of this Agreement, the Bill of Sale and Assignment (as defined herein), or any other document delivered pursuant to or in connection with this Agreement. No governmental licenses, consent or permits are required in connection with selling and transferring the Assets to Purchaser.

4.4 Litigation. Neither Seller nor Shareholder is involved in any pending or threatened litigation, governmental proceeding, or investigation, which would affect Seller's title to or ability to convey a good, marketable, and unencumbered title to the Assets to be sold or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing.

4.5 Good Title, Adequacy and Condition. Seller has, and at Closing will have, good and marketable title to the Assets with full power to sell, transfer and assign the same, free and clear of any security interest or lien and by delivery of the Bill of Sale and Assignment as contemplated by Section 1, Seller will deliver to Purchaser title to such Assets free and clear of any security interest or lien. Seller covenants and agrees that it will warrant and defend the title to the property hereby sold to Purchaser, its successors and assigns, against the lawful claims, demands and charges of all persons whomsoever. The Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such business is currently being conducted.

4.6 No Commissions. Neither Seller nor Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

4.7 Compliance with Laws. Seller is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), and its properties and assets (in each case owned or used by it now or in the past), including, without limitation, all laws, regulations and orders relating to health, safety and protection of the environment.

5. Representations and Warranties by Purchaser. The Purchaser represents and warrants to the Seller and Shareholder the matters set forth in the following paragraphs of this Section 5.

5.1 Organization of Purchaser. Purchaser is a corporation duly organized and existing under the laws of the State of Delaware and has the requisite power and authority to own or to lease its properties and to carry on its business as now being conducted.

5.2 Authority. All corporate action necessary to approve the execution of this Agreement and the closing of the sale covered by this Agreement by Purchaser has been or will be taken by Purchaser's board of directors prior to Closing.

6. The Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Assets (the "Closing") shall take place simultaneously upon the execution of this Agreement.

6.1 Seller's Requirements at Closing.

(a) At Closing, Seller and Purchaser shall duly execute and deliver a Bill of Sale and Assignment in the form attached hereto as Exhibit B ("Bill of Sale and Assignment"), and such other instruments of transfer of title as are necessary to

transfer to Purchaser good, insurable and marketable title to the Assets and Seller shall deliver to Purchaser immediate possession of the Assets.

(b) Seller agrees to execute and deliver to Purchaser from time to time such further and particular assignments, consents, or other instruments in writing as Purchaser may request as appropriate or desirable to confirm its title in and to any and all of the Assets sold, conveyed and assigned to Purchaser, including, a documentary stamp tax return together with all transfer costs and documentary stamp taxes due thereon.

6.2 Purchaser's Requirements at Closing. At Closing, Purchaser shall deliver to Seller the Promissory Note against delivery of the items specified in Section 6.1.

7. Agreement by Seller and Shareholder to Indemnify.

7.1 Indemnification. Seller and Shareholder, jointly and severally, agree to indemnify and hold Purchaser harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Purchaser (collectively "Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by Seller or Shareholder in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by Seller or Shareholder in or pursuant to this Agreement, or (iii) Seller's ownership of the Assets prior to Closing.

7.2 Survival. Each of the representations and warranties made by Seller and Shareholder in this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereby. Notwithstanding any knowledge of facts determined or determinable by the Purchaser by investigation, the Purchaser shall have the right to fully rely on the representations and warranties of the Seller and Shareholder in this Agreement.

8. Miscellaneous.

8.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party)

(a) **if to Purchaser:**

Securit-e-Doc, Inc.
1689 Forum Place
West Palm Beach, Florida 33401
Attn: Robert H. Barron, Chief Executive Officer
Telecopy: (561) 686-9799

(b) **if to Seller or Shareholder:**

The Netsurfers Corporation
1689 Forum Place
West Palm Beach, FL 33401
Attn: Robert H. Barron, President
Telecopy: (561) 686-9799

8.2 Arm's Length Negotiations. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

8.3 Expenses. Purchaser and Seller shall each bear their own respective costs and expenses, including all legal and accounting fees, with respect to this transaction.

8.4 Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other.

8.5 Benefit. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Seller, Shareholder and Purchaser.

8.6 Modifications, Amendments and Waivers. At any time, to the extent permitted by law, (i) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof.

8.7 Counterparts. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

8.8 Applicable Law. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with, the laws of the State of Florida.

8.9 Complete Agreement. This Agreement (including the Schedules and Exhibits) contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understanding with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth in this Agreement.

8.10 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

8.11 Attorneys' Fees; Jurisdiction and Venue. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Palm Beach County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Palm Beach County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to delaying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in Palm Beach County, Florida has been brought in an inconvenient forum.

8.12 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signatures on following page]

IN TESTIMONY WHEREOF, the parties have executed this Agreement in duplicate originals, one of which is retained by each of the parties, as of the day and year first above written.

SELLER:

The Netsurfers Corporation, a Florida corporation

By:______________________________
Robert H. Barron, President

SHAREHOLDER:

____
Robert H. Barron

PURCHASER:

Securit-e-Doc, Inc., a Delaware corporation

By:______________________________
Robert H. Barron, Chief Executive Officer

<u>**LIST OF EXHIBITS**</u>

Exhibit A	Promissory Note
Exhibit B	Bill of Sale and Assignment

BILL OF SALE AND ASSIGNMENT

BILL OF SALE AND ASSIGNMENT, dated as of April 7, 2000, by and among The Netsurfers Corporation, a Florida corporation (the "Seller"), Robert H. Barron (the "Shareholder") and Securit-e-Doc, Inc. (the "Purchaser").

WHEREAS, the Seller has agreed to sell certain of its assets to Purchaser (the "Assets") pursuant to an Asset Purchase Agreement by and among the Seller, the Shareholder and the Purchaser of even date herewith (the "Asset Purchase Agreement"); and

WHEREAS, the parties desire to carry out the intent and purposes of the Asset Purchase Agreement by, among other things, the execution and delivery to the Purchaser of this Bill of Sale and Assignment by the Seller and the Shareholder evidencing the sale and assignment of the Assets.

NOW THEREFORE, in consideration of the premises and for other good and valuable and consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

1. By this Bill of Sale and Assignment the Seller does, effective from and after the date hereof, convey, grant, sell, contribute, transfer, set over, assign, bargain, release, deliver and confirm unto the Purchaser, its successors and assigns forever, all of its right, title and interest as of the date hereof in the Assets in exchange for the Purchase Price (as defined in the Asset Purchase Agreement).

2. The Seller and the Shareholder each hereby agree that they will hereafter execute any further instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

3. This Bill of Sale and Assignment shall be binding upon the Seller, the Shareholder and their respective successors and assigns, for the uses and purposes set forth and referred to herein, effective as of the date hereof.

4. This Bill of Sale and Assignment shall be governed by and construed in accordance with the laws of the State of Florida (other than its rules with respect to conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby).

[Signatures on following page]

IN WITNESS WHEREOF, each of the undersigned has caused this Bill of Sale and Assignment to be duly executed as of the date first written above.

SELLER:

THE NETSURFERS CORPORATION, a Florida corporation

By: ______________________________
Name: Robert H. Barron
Title: President

ACCEPTED BY THE PURCHASER:

SECURIT-E-DOC, INC.

By: ______________________________
Name: Robert H. Barron
Title: Chief Executive Officer

PROMISSORY NOTE

Principal amount $500,000.00 Date: April 07, 2000

FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of Netsurfers Corporation , the sum of Five Hundred Thousand Dollars ($) 500,000.00 , together with interest thereon at the rate of 9.5 % per annum on the unpaid balance. Said sum shall be paid in the manner following: Payment to commence June 01, 2000. See attached payment schedule .

All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty.

This note shall at the option of any holder thereof be immediately due and payable upon the occurrence of any of the following: 1) Failure to make any payment due hereunder within 120 days of its due date. 2) Breach of any condition of any security interest, mortgage, loan agreement, pledge agreement or guarantee granted as collateral security for this note. 3) Breach of any condition of any loan agreement, security agreement or mortgage, if any, having a priority over any loan agreement, security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this note. 4) Upon the death, incapacity, dissolution or liquidation of any of the undersigned, or any endorser, guarantor to surety hereto. 5) Upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

In the event this note shall be in default and placed for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within five (5) days of due date shall be subject to a late charge of 1 % of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all

notices hereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Florida .

Witnessed: April 7, 2000

[signature]	[signature] Treasurer
Witness	Borrower
[signature]	
Witness	Borrower